EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


                                                                            JURISDICTION OF
NAME OF SUBSIDIARY                                      DIRECT/INDIRECT      INCORPORATION
----------------------------------------------------   -----------------   ----------------
         Blue Ridge Finance Company, Inc.              Direct              South Carolina
         Carolina First Bank                           Direct              South Carolina
         Carolina First Bank, F.S.B.                   Direct              United States
         Carolina First Guaranty Reinsurance, Ltd.     Direct              Nevus
         Carolina First Investment Limited
           Partnership                                 Direct              South Carolina
         Carolina First Mortgage Company               Direct              South Carolina
         Carolina First Mortgage Loan Trust            Indirect            South Carolina
         Carolina First Securities, Inc.               Indirect            South Carolina
         CF Investment Company                         Indirect            South Carolina
         CF Technology Services                        Direct              South Carolina
         Citrus Bank                                   Direct              Florida
         Poinsett Service Corporation                  Indirect            South Carolina
         Resource Processing Group, Inc.               Direct              South Carolina

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